SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2006

CPI AEROSTRUCTURES, INC.
(Exact Name of Registrant as Specified in Charter)

New York	1-11398	11-2520310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
60 Heartland Blvd., Edgewood, New York		11717
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (631) 586-5200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)    On May 22, 2006, A.C. Providenti informed the Board of Directors of CPI Aerostructures, Inc. ("Company") that he will be resigning from the Board and from his position as Audit Committee Chairman effective June 13, 2006, the date of the Company's Annual Meeting of Shareholders. Walter Paulick, a current Audit Committee member, will replace Mr. Providenti as Chairman of the Audit Committee and Eric Rosenfeld, the Company's non-executive Chairman of the Board, will become a member of the Audit Committee. Mr. Providenti's departure is not related to any disagreement with the Company or with the Company's operations, policies or practices.

Item 9.01 — Financial Statement and Exhibits

99.1	Press release, dated May 26, 2006, announcing resignation of A.C. Providenti as a member of the Company's Board of Directors and Audit Committee Chairman.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2006	CPI AEROSTRUCTURES, INC.
By: /s/ Edward J. Fred Edward J. Fred Chief Executive Officer